To the Trustees of the Latin
American Equity Portfolio:

In planning and performing our
audit of the financial statements
of the Latin American Equity
Portfolio (hereafter referred to as
the "Portfolio") for the year ended
September 30, 1999,
we considered its internal control,
including control activities
for safeguarding securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Portfolio is
responsible for establishing
 and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements and financial
highlights for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, error or
fraud may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the
 risk that it may become inadequate
because of changes in
conditions or that the
effectiveness of the design and
operation
 may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
 weaknesses under standards
established by the American
 Institute of Certified Public
Accountants.  A material weakness
 is a condition in which the design
or operation of one or more
 of the internal control components
does not reduce to a
relatively low level the risk that
misstatements caused by error
or fraud in amounts that would be
material in relation to the
 financial statements being audited
may occur and not be
 detected within a timely period by
employees in the normal
course of performing their assigned
functions.  However, we
noted no matters involving internal
control and its operation,
including controls over
safeguarding securities, that we
consider
 to be material weaknesses as
defined above as of
September 30, 1999.

This report is intended solely for
the information and use of
management, the Trustees of the
Latin American Equity Portfolio
 and the Securities and Exchange
Commission and is not intended
 to be and should not be used by
anyone other than these
specified parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999